EXHIBIT 10.6
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into by and between Stratasoft, Inc. a Texas corporation ("Company") and BOB HENNESSY ("Executive").

         1. EMPLOYMENT. Company hereby, as of 9-7-95, 1995 ("effective date"), hereby employs Executive as its President and General Manager (or any other capacity that may be directed by Company) subject to the provisions hereof, and the Executive hereby accepts such employment upon such provisions.

         2. DUTIES, RESPONSIBILITIES OF EXECUTIVE. Executive shall faithfully, on a full-time basis for at least eight (8) hours/day, Mondays through Fridays of each successive calendar month, but exclusive of holidays set by Company (he shall not while employed hereunder practice any profession except as an employee of Company or be engaged in any other business activity which is perceived by Company to interfere with the business of Company or with Executive's performance of his job duties, unless agreed to, in writing, by Company) function as Company's President and General Manager, and as Company may otherwise order and direct through its Board of Directors. The Executive will devote all of his time, energy, and skill during regular business hours, and other times if deemed necessary by Company, to such employment. Executive Manager of a business such as Company, e.g., he shall be responsible for the overall day-to-day operations of Company and shall be responsible for business planning, tactics and strategy for Company; he shall oversee hiring and termination of employees, and shall develop and implement plans for the marketing and sale of Company's products. Executive shall perform whatever tasks its Board of Directors may from time to time assign. Company has the right to order and direct every aspect of Executive's job performance. Executive shall prepare and provide to Company all reasonable reports and/or other documentation related to his job as required by Company.

         3. COMPENSATION. Company shall compensate Executive as follows:

                  (a) A salary of $6,784.00 per month shall be paid to Executive by Company according to Company's payroll policies and procedures as determined by Company, at its sole discretion, from time to time. In any instance where Executive is employed by Company for less than a full calendar month, such salary shall be prorated as follows:

                           $81,408.00 X B = C
                           ----------
                               A

                           A =      number of working days in the year

                           B =      actual number of days worked by
                                    Executive in the partial period

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                           C =      amount of partial salary (gross)

                           Working days as used in this Employment Agreement shall be deemed to mean Mondays through Fridays, but excluding holidays or the like determined by Company. Any calculations required to be made under this Employment Agreement shall be made using the formulae stated, when stated, and by the use of generally accepted accounting principles, unless otherwise stated herein.

                           This Employment Agreement is terminable at will by either party and nothing contained herein shall ever be deemed to mean that Executive is employed for any given term or period of time.

                  (b) A bonus of 10% of the Company's gross profits shall be paid, quarterly, for the first continuous eighteen
                           (18) months of Executive's employment with Company. Such bonus shall be paid within forty-five (45) days of the ending date of each successive respective quarter for which the bonus is paid. If Executive is employed less than a full successive quarter, such bonus shall be paid on the number of days Executive is actually employed during such partial quarter, by the Company, and based on the Company's gross profits for the entire calendar quarter prorated by the number of days actually worked in the quarter in accordance with the following formula:

                           Partial bonus = 10% X A X   B
                                                      ---
                                                       C

                           A =      gross profits for the quarter

                           B =      actual number of days worked by
                                    Executive in the quarter

                           C =      actual number of working days in the quarter

                           Such partial bonus shall be paid within forty-five
                           (45) days of the last day of the quarter for which paid. "Gross profit" shall be deemed to mean total revenues of the Company less inventory costs (including freight charges) ancillary to such inventory for the bonus period. Notwithstanding the foregoing, should Executive be employed by Company for less than the eighteen month bonus period but is employed by Company for at least one hundred eighty
                           (180) days of such bonus period, the bonus provided in this paragraph 3.(b) shall be calculated as if Executive had been employed for the full eighteen
                           (18) months, based on gross profits for such eighteen
                           (18) month period and paid quarterly as above described.

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                  (c)      In addition to the bonus described above, an
                           additional bonus based on net profits of the Company for each successive calendar quarter, and/or portion thereof, during which Executive is employed by Company shall be paid to Executive by Company within forty-five (45) days of the last day of each such quarter or partial quarter for which paid, and shall be calculated as ten percent (10%) of the Company's net profit multiplied by its net profit margin. For instance, if the Company's net profit for the quarter is $50,000.00 and the net profit margin is 30%, the bonus would be calculated according to the following equation:

                           $50,000.00 X .3 X .1 = $1,500.00 ("the bonus")

                           Should Executive be employed by the Company for less than a full quarter the bonus provided for in this paragraph 3(c) would be calculated pro rata based on the number of days in the quarter actually worked by Executive divided by the total number of working days in the quarter multiplied by "the bonus" and based on the net profit and net profit margin as of the last day of the quarter for which the bonus is paid.

                  (d) The Company, or its designee, will provide to Executive, at no cost to Executive, health insurance for Executive and his family, so long as Executive is employed hereunder. Such health insurance shall be under the AllStar Systems, Inc. ("AllStar") coverage and shall be the same as provided AllStar employees.

         4. VACATION. Executive shall be entitled to 20 days of paid vacation for each full calendar year during which Executive is employed by Company. Vacation for the calendar year 1995, and for any calendar year during which Executive is employed for less than the full calendar year, shall be calculated pro rata in accordance with the following equation:

                                 20           =     EARNED VACATION DAYS
                           ----------------         ---------------------
                           total working            working days actually
                           days in the year         employed

         In no event shall vacation days cumulate from one year to the next, nor shall Executive be entitled to salary or other compensation for unused vacation days, unless in accordance with the following. The precise days of vacation that Executive shall utilize his vacation time must be approved by Jim Long, in writing, at least thirty (30) days in advance of such days. Such vacation days must not unreasonably interfere with Executive's performance of his duties hereunder. In any event, vacation time earned but not taken at any time Executive's employment with Company is terminated shall be calculated and paid pro rata, based on his then salary.

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         5. AUTOMOBILE AND OTHER ALLOWANCES. In addition to salary and/or benefits provided for herein, Executive shall receive an automobile allowance in the sum of $250.00 per month, and shall be paid a cellular phone allowance of $50.00 per month, or Executive may elect to utilize a Company cellular phone in the then current Company cellular phone program. Executive shall be responsible for and shall indemnify and hold Company harmless from any Federal tax consequences, if any, of such allowances, particularly Executive's obligation to report such sums and pay appropriate income tax, FICA and Medicare sums.

         6. 401K PLAN. Commencing with Executive's employment with Company, Executive shall be eligible to participate in Company's (or AllStar's) 401k Plan, subject to the terms and conditions of such plan which terms and conditions are made a part hereof by reference for all pertinent purposes. It is recognized and agreed that AllStar is the Company's parent.

         7. CONFIDENTIAL INFORMATION, RESTRICTIVE COVENANT. Executive agrees that all information and/or documentation, including but not limited to, materials regarding Company's personnel, printed and other promotional materials, purchasing, accounting, marketing, selling and servicing methods and all aspects of Company's business, including information regarding Company's software products, the identities and locations of Company's Accounts (Customers), and the particulars of Company's agreements and/or relationships with such Accounts (collectively, "Confidential Information"), are the sole and exclusive confidential information, trade secret(s) and proprietary right and interest of Company and are protectible by Company as such. Such Confidential Information shall be deemed secret AND confidential.

         Executive acknowledges that such Confidential Information is unique and has economic value to Company and gives Company an advantage in the marketplace. Executive recognizes that the Confidential Information has or will be cultivated and compiled by Company at great time and expense, and may be provided by Company (and/or may be learned of by Executive by reason of his employment with Company) to Executive at Company's discretion, for the sole purpose of enabling Executive to carry out his job duties in connection with his employment with Company. Executive recognizes and agrees that such Confidential Information constitutes a portion of Company's goodwill and business interests.

         Executive shall safeguard all such Confidential Information at all times, both during his employment with Company and at all times thereafter, so that it is not exposed to and/or appropriated by unauthorized persons and Executive will exercise every effort to assure the safekeeping and non-disclosure of same. Executive agrees that the restrictive covenants which follow are reasonable and necessary for the protection of the Company's goodwill and business interests, including the Confidential Information.

         Executive agrees that it would be difficult, if not impossible, to compute the amount of loss and/or damage which Company would suffer in the event Executive breaks any provision of this Agreement, particularly the restrictions listed below; and he further agrees that he would probably not be able to respond in damages in an action to compensate Company for such loss or damage; thus

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Executive agrees that Company is without adequate legal remedy in the event
Executive violates any of his covenants contained herein.

         Wherefore, in light of the foregoing and in consideration of the employment of Executive by Company in consideration of the provisions hereof, Executive agrees as follows:

         (a) Executive recognizes that Company is engaged in the business of selling computer programs and computer peripherals, and providing programming, consulting and support services, and that it is Executive's responsibility to manage and direct Company in such endeavors.

         (b) Executive will at all times keep in strict confidence and will not, either directly or indirectly, make known, divulge, reveal, furnish, make available for use (other than in the regular course of Company's business) AT ANY TIME, Confidential Information of Company (as above defined), and including but not limited to any and all information concerning and/or related to any and all of the Accounts with which Company does any business during the time Executive is employed by Company. Executive hereby agrees that any and all information concerning or relating to such Accounts is the Confidential Information of Company.

         (c) Executive will not while at any time employed by Company (except to perform his job functions hereunder) and for a period of twelve (12) months following the termination of such employment, whether as an individual, or in any capacity, directly or indirectly, in competition with Company solicit or participate in any way concerning the solicitation of: 1) any Account which Company solicited or sold at any time while Executive is/was employed by Company; 2) any Account which Executive learned of while employed by, or as a result of his employment by Company; 3) any Account of Company with which Company does any business during the term hereof. Notwithstanding the foregoing, it shall be permissible for Executive to solicit and/or sell the Accounts listed on Exhibit A attached hereto and made a part hereof, after his termination of employment with Company, without being in violation of this paragraph 7(c).

         (d) Executive will not, while at any time employed by Company and for a period of twelve (12) months following the termination of such employment, accept or receive any compensation from, or directly or indirectly, seek or accept any job offers from any of the vendors which sold to Company at any time Executive is/was employed by Company.

         (e) Executive will not at any time, directly or indirectly, induce or participate in inducing any employee or agent of Company to terminate his or her employment with Company.

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         The above restrictive covenants shall survive the termination of this
Agreement.

         Upon Executive's termination of employment with Company and so long as Executive is not in violation of any of the restrictive covenants contained in this paragraph 7 (any such violation shall invalidate, void and hold for naught any unpaid termination bonus described below) Company shall pay to Executive a "termination bonus" of ten percent (10%) of the Company's net profits earned by the Company during the twelve consecutive months next preceding the date on which Executive's employment with Company is terminated ("termination date") or such lesser period if Executive is employed by the Company for less than twelve consecutive months. Such termination bonus shall be paid in four (4) equal consecutive installments paid every ninety (90) days commencing with the 90th day after the termination date. For instance, if the net profit of Company for such twelve (12) months (or lesser period) equals $100,00.00, the termination bonus would be (if the restrictive covenants in this paragraph 7 are not violated) $10,000.00, payable in equal, consecutive installments of $2,500.00 each. The first installment being due and payable on or before the 90th day after the termination date, the second installment being due and payable on or before the 180th day after the termination date, the third after the 270th day after the termination date and the last on or before the 360th day after the termination date.

         All of the provisions of this paragraph 7 shall run to and protect the goodwill and business interests of the Company and AllStar, as well as their subsidiaries, affiliates, successors, assigns and associated companies to the extent and as fully as if "Company" appearing in this paragraph is deemed to be and include AllStar, the Company as well as their subsidiaries, affiliates, successors, assigns and associated companies.

         8. OWNERSHIP OF INVENTIONS. All ideas, inventions, trademarks, and other developments or improvements conceived by the Executive, alone or with others, during the term of the employment, whether or not during working hours, that are within the scope of the Company's business operations, or that relate to any Company work or projects, are the exclusive property of the Company. The Executive agrees to assist the Company, at its expense, to obtain patents on any such patentable ideas, inventions, trademarks, and other developments, and agrees to execute all documents necessary to obtain such patents in the name of Company.

         9. TERMINATION. Employment under this agreement is terminable by either party at any time, with or without cause, by giving the other party 10 days' written notice of such termination.

         10. ASSIGNMENT OF COPYRIGHT. Contemporaneous with his execution of this Employment Agreement, Executive shall irrevocably transfer and assign, by instrument in form and substance as Addendum A attached hereto and made a part hereof, all of his right, title and interest in and to that certain predictive dialing software which he has developed, to Company.

         11. ASSIGNMENT. This Agreement shall inure to the benefit of the Company, AllStar and their subsidiaries, affiliates, successors, assigns and their associated companies. Company and/or AllStar may assign this Agreement at any time without notice (but Executive cannot). This

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Agreement is personal as to Executive and no individual or entity shall have any interest in same except Executive, personally, and Company and AllStar and Company's and AllStar's successors, assigns, subsidiaries, affiliates and their associated companies. Notwithstanding anything contained herein, AllStar and its subsidiaries, affiliates, successors, assigns and associated companies (except for the Company) shall have no obligations to Executive hereunder other than as expressly stated, i.e., to provide health insurance and/or 401k benefits as mentioned in paragraphs 3(d) and 6 hereof, even though all such entities shall be deemed third-party beneficiaries of this Employment Agreement.

         12. SAVINGS CLAUSE. The failure of Company to at any time enforce any provision hereof shall never be construed to be a waiver of such provision or of the right of Company to enforce each and every provision hereof at any time. In the event any paragraph, provision or clause, or any combination of same hereof shall be found or held to be unenforceable at law or in equity, or under any ordinance, statute or regulation, such finding or holding shall not in any way affect the other paragraphs, provisions and clauses which shall remain in full force and effect, and which shall, to the extent possible, be interpreted and applied so as to effectuate the intent of the paragraphs, provisions or clauses held to be unenforceable.

         13. ATTORNEY'S FEES - VENUE. Executive agrees to pay Company its actual attorney's fees and out-of-pocket costs (including all court costs and travel expense of counsel and witnesses) which Company incurs by virtue of Company seeking to enforce any provision hereof. This Agreement shall be governed by the laws of the State of Texas in all respects. Venue respecting any litigation arising from this Agreement and/or Executive's employment with Company shall be properly laid only in a court of competent jurisdiction in Harris County, Texas.

         14. ENTIRE AGREEMENT. This instrument (including attachment(s)) constitutes the entire Agreement between the parties and it is expressly agreed that no representations, promises, warranties or understandings, express or implied, other than as set forth herein shall be binding on either party. None of the provisions hereof shall be waived, altered or amended unless in writing signed by both parties.

         15. EXECUTIVE'S CERTIFICATION. EXECUTIVE HEREBY CERTIFIES THAT:

         (A) HE RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE HE/SHE WAS ASKED TO EXECUTE IT;

         (B)      HE HAS READ THE AGREEMENT CAREFULLY;

         (C) HE HAD SUFFICIENT OPPORTUNITY BEFORE THIS AGREEMENT WAS EXECUTED TO ASK QUESTIONS ABOUT NOT ONLY COMPANY, BUT ALSO THE PROVISIONS OF THIS AGREEMENT AND THAT IF HE ASKED SUCH QUESTIONS HE RECEIVED COMPLETE AND SATISFACTORY ANSWERS TO SAME;

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         (D)      HE HAS BEEN AFFORDED THE OPPORTUNITY TO DISCUSS AND REVIEW
                  THIS AGREEMENT WITH AN ATTORNEY OF HIS CHOICE;

         (E) HE UNDERSTANDS WHAT HIS RIGHTS ARE UNDER THE AGREEMENT AS WELL AS HIS OBLIGATIONS, ESPECIALLY WITH RESPECT TO THE ANCILLARY COVENANTS; AND

         (F) HE HAS READ AND UNDERSTANDS EACH AND EVERY PROVISION OF THE FOREGOING AGREEMENT AND DOES HEREBY ACCEPT AND AGREE TO THE SAME.

         IN WITNESS WHEREOF, Executive has, on the date set forth below, affixed his hand and Company has caused this Agreement to be executed by a duly authorized person.

DATE:  9-7-95                                        /s/ BOB HENNESSY
                                                     BOB HENNESSY, EXECUTIVE

                                                     ACCEPTED:

                                                     /S/ STRATASOFT, INC.
                                                     COMPANY

DATE:  9-7-95                                        By  /S/ JAMES H. LONG
                                                             James H. Long
                                                              its PRESIDENT


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